UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2026
Paramount Skydance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42791	99-3917985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	PSKY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 13, 2026, the Board of Directors (“Board”) of Paramount Skydance Corporation (the “Company”) appointed Dennis Cinelli as the Company’s Chief Financial Officer (“CFO”), effective as of January 15, 2026 (the “Commencement Date”).

Effective as of January 13, 2026, Mr. Cinelli resigned as a member of our Board and Audit Committee, and the Board appointed Andrew Campion to serve as a new director of the Board and on the Audit Committee.

CFO Appointment

Mr. Cinelli, age 42, has served as a member of the Board since September 2025 and as Chief Financial Officer of Scale AI, Inc., a private technology company, since June 2022. From 2016 to June 2022, Mr. Cinelli held senior leadership roles at Uber Technologies, Inc., including Vice President of Global Strategic Finance and, most recently, Vice President & Head of Mobility for the U.S. & Canada. Prior to that, Mr. Cinelli served as Chief Financial Officer for GE Ventures, General Electric’s corporate venture capital arm, and held various finance leadership roles across General Electric’s portfolio.

In connection with his appointment as CFO, the Company has entered into an employment letter agreement with Mr. Cinelli (the “Letter Agreement”), which provides for a five-year employment term beginning on the Commencement Date.

Pursuant to the Letter Agreement, Mr. Cinelli is entitled to (i) an annual base salary of no less than $2,625,000 and (ii) an annual bonus (the “Bonus”) targeted at $1,125,000. In addition, pursuant to the Letter Agreement, on or as soon as practicable after the Commencement Date, Mr. Cinelli will be granted an award of restricted stock units under the Paramount Skydance Corporation 2025 Incentive Award Plan (the “2025 Plan”) covering 3,750,000 shares of the Company’s Class B Common Stock (“Sign-on RSUs”). The Sign-on RSUs will vest in equal quarterly installments over a five-year period, subject to Mr. Cinelli’s continued employment with the Company through the applicable vesting date, and will vest in full upon a “change in control” of the Company (as defined in the 2025 Plan).

Mr. Cinelli will also receive a special one-time signing bonus of $500,000, which is subject to repayment in full if his employment is terminated prior to the first anniversary of the Commencement Date for any reason other than by the Company without “cause” or by Mr. Cinelli for “good reason” (each as defined in the Letter Agreement). In addition, Mr. Cinelli is eligible to receive reimbursement for up to $500,000 in out-of-pocket costs incurred by him in connection with his relocation to the greater Los Angeles, California metropolitan area.

Pursuant to the Letter Agreement, a pro-rata portion of Mr. Cinelli’s previously disclosed Pro-Rated Annual Award (as defined in the Company’s Non-Employee Director Compensation Program) will vest on the Commencement Date based on the number of days he served on the Board.

The Letter Agreement also provides that, if Mr. Cinelli’s employment is terminated by the Company without cause or by Mr. Cinelli for good reason (each, a “qualifying termination”), then, subject to his timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, he will be entitled to receive:

•an amount in cash equal to two times the sum of his then-current base salary and target Bonus, payable in substantially equal installments in accordance with the Company’s regular payroll practices for twenty-four months following the date of termination;

•any earned, unpaid Bonus for the fiscal year ending immediately prior to the fiscal year in which the date of termination occurs;
•accelerated vesting of a number of the Sign-on RSUs that would have otherwise vested through the twenty-four-month anniversary of the date of termination (had his employment not terminated); and
•company-subsidized health and dental benefit coverage for up to twenty-four months following the date of termination.

The Letter Agreement provides that if, at the time of Mr. Cinelli’s qualifying termination, there is in effect a severance plan for which he is eligible that provides for more favorable severance payments and benefits than those set forth in the Letter Agreement, then his severance amounts will be automatically adjusted to those amounts.

If Mr. Cinelli’s employment terminates due to the expiration of the term of his Letter Agreement, then, subject to his timely execution and non-revocation of a release, he will be entitled to receive a pro-rata Bonus for the fiscal year of termination, based on actual performance results for such year.

The foregoing description of the Letter Agreement is qualified in its entirety by the full text of the Letter Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Effective as of the Commencement Date, Andrew Warren will cease to serve as Interim Chief Financial Officer and will continue his employment with the Company as Strategic Advisor.

Director Election

Mr. Campion was designated as a director nominee of Ellison (as defined in the Amended and Restated Certificate of Incorporation of Paramount Skydance Corporation). Mr. Campion is eligible to participate in the Company’s Non-Employee Director Compensation Program (the “Director Program”), including receipt of a Pro-Rated Annual Award of 17,433 restricted stock units upon his appointment to the Board. Under the Director Program, Mr. Campion is also eligible to receive an Annual Award (as defined in the Director Program) at any future annual meeting of the Company’s stockholders if, following such annual meeting, he will continue to serve on the Board. Mr. Campion has also entered into the Company’s standard indemnification agreement for directors and officers.

There are no transactions, or any currently proposed transactions, exceeding $120,000 in which the Company and Mr. Campion will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of January 14, 2026, by and among Paramount Skydance Corporation, Paramount Global and Dennis Cinelli.
99.1	Press release of Paramount Skydance Corporation, dated January 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT SKYDANCE CORPORATION

By:	/s/ Stephanie Kyoko McKinnon
	Name:	Stephanie Kyoko McKinnon
	Title:	General Counsel and Secretary

Date: January 14, 2026